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                                   Exhibit 3.6
                           Amendment to the Amended
            and Restated Bylaws of Inland Real Estate Corporation

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                         AMENDED AND RESTATED BYLAWS
                                     OF
                       INLAND REAL ESTATE CORPORATION

                                  ARTICLE I
                                   OFFICES

     The Company shall continuously maintain in the State of Maryland, the Company's state of incorporation, a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the state. The address of the Company's registered office in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name of the Company's registered agent at such address is The Corporation Trust Incorporated. The Company reserves the power to change its registered agent and registered office at any time.

                                 ARTICLE II
                                STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held not less than 30 days after delivery of the annual report, but within six months after the end of each fiscal year, for the purpose of electing directors and for the transaction of such other business, as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chief executive officer, a majority of the Directors or by a majority of the Independent Directors and shall be called by an officer of the Company upon written request of stockholders holding in the aggregate not less than 10% of the outstanding shares of the Company entitled to vote at such meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

     SECTION 3. PLACE OF MEETINGS. Each meeting of the stockholders for the election of directors shall be held at the offices of the Company in Oak Brook, Illinois, unless the board of directors shall by resolution designate any other place for such meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Maryland, and at such time as shall be determined pursuant to Section 2 of this Article II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.




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     SECTION 4.  NOTICE OF MEETINGS.  A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. Unless otherwise provided by the General Corporation Law of Maryland ("Maryland Law"), the notice shall be given not less than 15 nor more than 60 days before the date of the meeting, and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

     SECTION 5. WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any stockholder meeting, any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such stockholder attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to any other provision of these Bylaws, the Articles of Incorporation, as amended (the "Amended Articles") and Maryland Law as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business and may, without the necessity for concurrence by the Directors, vote to elect the Directors. The vote of the holders of a majority of the shares of the Company's stock entitled to vote, present in person or represented by proxy, shall be binding on all stockholders of the Company, unless the vote of a greater number or voting by classes is required by Maryland Law or the Amended Articles or these Bylaws. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders such that less than a quorum is present.

     In the absence of a quorum, stockholders holding a majority of the shares present in person or by proxy and entitled to vote, regardless of whether or not they constitute a quorum, or if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 120 days or if, after the adjourn-



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ment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II.

     Meetings of the stockholders shall be presided over by the chairman of the board, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of a majority of the shares present at the meeting in person or represented by proxy.

     SECTION 7. VOTING; PROXIES. (a) Except as provided in Section 7(b) and the Amended Articles, each stockholder of record on the record date, as determined pursuant to Section 6 of Article VI, shall be entitled to one vote for every share registered in his name. However, all elections of directors shall be by written ballot. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after 11 months from its date of execution, unless the proxy provides for a longer period.

     (b) Notwithstanding any other provision in these Bylaws, Subtitle 7 of Title 3 of Maryland Law (or any successor statute) shall not apply to any acquisition by any Existing Holder (as defined in the Amended Articles).

     SECTION 8. INSPECTORS OF ELECTION. (a) In advance of any meeting of stockholders, the board of directors may appoint inspectors of election to act at each meeting of stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more stockholders or proxies, the vote of the holders of a majority of shares present in person or by proxy shall determine whether one or three inspectors are appointed. In any case, if any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person acting as chairman.

          (b) The inspector(s) of election shall determine the outstanding stock of the Company, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector(s) shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do



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such other ministerial acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section 8.

     (c) Upon request of the chairman of the meeting or any stockholder or his proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

     SECTION 10.  NOMINATIONS AND STOCKHOLDER BUSINESS.

     (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (A) pursuant to the Company's notice of meeting; (B) by or at the direction of the board of directors; or (C) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this Section 10(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Company not less than 75 days nor more than 180 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies




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for election of directors, or is otherwise required, in each case pursuant to
Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Company's books, and that of such beneficial owner, and
(y) the class and number of shares of stock of the Company which are owned beneficially and of record by such beneficial owner and such stockholder.

          (3)  Notwithstanding anything in the second sentence of paragraph (a)
(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected: (i) pursuant to the Company's notice of meeting; (ii) by or at the direction of the board of directors; or (iii) provided that the board of directors has determined that directors shall be elected at such special meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Section 10(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(b). In the event the Company calls for a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 10 shall be delivered to the secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement


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is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

     (c) Access to Records. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for purposes specified below. Inspection of the Company's books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours at the business office of the Company. In addition, an alphabetical list of names, addresses and business telephone numbers of the Stockholders of the Company along with the number of Shares held by each of them (the "Stockholder List") shall be maintained and updated quarterly as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the business office of the Company upon the request of the Stockholder. A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within ten days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproducing such list. The permitted purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders' voting rights under these Amended Articles and the exercise of Stockholders' rights under federal proxy laws and regulations. If the Advisor or the Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and these Amended Articles, the Advisor and the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

     (d) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. The presiding officer of the meeting shall have the power and duty to determine whether a



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nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective nomination or proposal be disregarded.

          (2) For purposes of this Section 10, "public announcement" shall mean disclosure in a press release prepared by or on behalf of the Company and reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in any of the Company's proxy statements pursuant to Rule 14a-8 under the Exchange Act.

                                 ARTICLE III
                                  DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of the Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Company, initially shall be two. At any regular meeting or at any special meeting called for that purpose, a majority of the entire board of directors may increase or decrease the number of directors, provided that not later than the effective date of the Company's Registration Statement with the Securities and Exchange Commission the number thereof shall never be less than three, nor more than 9, a majority of which shall at all times be Independent Directors (as such term is defined in the Company's Amended Articles). A Director shall have had at least three years of relevant real estate experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience. Each director will be elected for a one year term and will hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified.

     SECTION 3. RESIGNATIONS AND REMOVAL. Any director may resign at any time by giving written notice to the chairman of the board or to the president. The stockholders may remove any director with or without cause in the manner provided in the Amended Articles.



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     SECTION 4.  MEETINGS.  Meetings of the board of directors may be called by or at the request of the chairman of the board, the president or a majority of the directors. The person or persons authorized to call meetings of the board of directors may fix any place as the place for holding any meeting of the board of directors called by them. Meetings of the board of directors may be held within or outside the State of Maryland.

     SECTION 5. BUSINESS OF MEETINGS. Except as otherwise expressly provided in these Bylaws, any and all business may be transacted at any meeting of the board of directors.

     SECTION 6. NOTICE OF MEETINGS. Notice of any meeting shall be given to each director at his principal place of business: (i) at least two days previous thereto if delivered by messenger, overnight courier or facsimile; or
(ii) at least five  days previous thereto if mailed.

     SECTION 7. ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear and speak to one another, and such participation shall constitute presence in person at the meeting.

     SECTION 8. QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the directors, including a majority of the Independent Directors, shall constitute a quorum for the transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board. If less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Amended Articles or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

     SECTION 9. INDEPENDENT DIRECTOR ACTION REQUIRED. Notwithstanding anything herein to the contrary or set forth in the Amended Articles, a majority of the Independent Directors will ratify and/or approve all matters required to be approved by such Independent Directors pursuant to the Statement of Policy regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. as well as all contracts, or other arrangements as may be material to the business of the Company.

     SECTION 10. ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the board.



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     SECTION 11.  FILLING OF VACANCIES.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the board of directors caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors shall be filled by a majority of the remaining directors, although such majority may be less than a quorum. Any vacancy in the number of directors created as a result of the removal of a director by the Stockholders shall be filled by a majority vote of the Stockholders. Any director may resign at any time and may be removed by the Stockholders owning at least a majority of the outstanding Shares (with or without cause). Any individual so elected as director shall hold office for the unexpired term of
the director he is replacing.   With respect to a vacancy created by the death,
resignation, or incapacity of an Independent Directors, the remaining Independent Directors shall nominate a replacement.

     SECTION 12. COMPENSATION OF DIRECTORS. The board of directors shall have the authority to fix the compensation of directors, unless otherwise provided in the Amended Articles.

     SECTION 13. PRESIDING OFFICER. The presiding officer at any meeting of the board of directors shall be the chairman of the board, or in his absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

     SECTION 14. COMMITTEE. After completion of the offering, the Board of Directors will designate an Audit committee and such other committees as the directors deem appropriate and appoint the members thereof provided that at least a majority of the members of each committee are Independent Directors. Service on such committees shall be at the pleasure of the Board of Directors, which may by a majority vote taken in accordance with these Bylaws, increase or decrease committee membership, remove a committee member and appoint members to fill vacancies in a committee. Any committee of the Board of Directors shall make such reports as required by the Board of Directors available to the entire Board for review and any necessary action by the Board of Directors.

     Not in lieu of the authority vested in the Board pursuant to this Section, the Board of Directors may designate an executive committee consisting of two or more Directors, which committee, to the extent provided by the Board and otherwise permitted by law, shall have and exercise all of the authority of the Board of Directors in the management of the Company, such committee to keep minutes of its proceedings and report the same to the Board when required.

     Nothing in this Section shall be construed as precluding the Board of Directors or officers from appointing such other committees, whether or not including Board members, as they deem necessary and proper, to aid in the management and operation of the Company's business.



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     SECTION 15.  RELIANCE.  Each director, officer, employee and agent of the
Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the Advisor, accountants, appraisers or other experts or consultants selected by the board of directors or officers of the Company, regardless of whether such counsel or expert may also be a director.

                                 ARTICLE IV
                                  OFFICERS

     SECTION 1. NUMBER. The officers of the Company may consist of the chairman of the board, the president, one or more vice presidents (the number thereof to be determined by the board of directors), the secretary, the treasurer and such assistant secretaries and assistant treasurers or any other officers thereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected by the board of directors at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the board of directors. Each officer shall hold office until his successor is duly elected and qualified, or until his death or disability, or until he resigns or is removed from his duties in the manner hereinafter provided.

     SECTION 3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors then in office, at any meeting of the board of directors. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

     SECTION 5. CHAIRMAN OF THE BOARD. The chairman of the board of the Company shall be the chief executive officer of the Company. The chairman of the board shall preside at all meetings of the board of directors, and at all stockholders' meetings, whether annual or special, at which he is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or as may be prescribed by these Bylaws. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Company, or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, he


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may execute for the Company certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the Company, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument or applicable law.

     SECTION 6. PRESIDENT. The president shall be the chief operating officer of the Company. Subject to the direction and control of the board of directors, the president shall be in charge of the business of the Company; he shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Company, or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, he may execute for the Company, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the Company, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the Company is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the Company by the board of directors.

     SECTION 7. VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Company, or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, the vice president (or each of them if there are more than one) may execute for the Company, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the Company, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 8. TREASURER. The treasurer, if any, shall be the principal accounting and financial officer of the Company. The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the Company; (ii) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 9. SECRETARY. The secretary shall: (i) record the minutes of the stockholders and of the board of directors' meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the Company;
(iv) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the chairman of the board or the president or a vice president or any other officer thereunto authorized by the board of directors, certificates for the shares of the Company, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these Bylaws;
(vi) have general charge of the stock transfer books of the Company; and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the board of directors. When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these Bylaws. The assistant treasurers shall if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors (or an appropriately designated committee of the board of directors) and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

                                  ARTICLE V
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. Subject to Article III, Section 8, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

     SECTION 1. STOCK RECORD AND CERTIFICATES. Records shall be kept by or on behalf of the Company, which shall contain the names and addresses of stockholders, the number of shares held by them, respectively, and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Every stockholder shall be entitled to a certificate signed by the chairman of the board of directors, or the president or a vice president, and by the secretary or an assistant secretary of the Company, certifying the class and number of shares owned by him in the Company, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets of the Company upon liquidation or which are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Company may set forth upon the face or back of the certificate a statement that the Company will furnish to any stockholder, upon request and without charge, a full statement of such information.

     SECTION 2. TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the Company; and, when such appointments shall have been made, no certificate for shares of the Company shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

     SECTION 3. STOCKHOLDERS' ADDRESSES. Every stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

     SECTION 4. LOST CERTIFICATES. In the event a certificate for shares of the Company is lost, stolen or destroyed, the board of directors, in its discretion, or any transfer agent duly authorized by the board in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The Company may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

     SECTION 5. DISTRIBUTIONS TO STOCKHOLDERS. (a) To the extent permitted by Maryland Law and subject to any restrictions contained in the Articles of Incorporation, the directors may declare and pay dividends upon the shares of the Company's capital stock in the manner and upon the terms and conditions provided by Maryland Law and the Amended Articles.

     (b) Before payment of any dividends, there may be set aside out of any funds of the Company available for dividends such sum or sums as the board of directors may from time to time, in its absolute discretion, a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the board of directors shall determine to be in the best interest of the Company, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 6. RECORD DATES. The board of directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

     In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice or of to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

     SECTION 7. TRANSFERS OF SHARES. Shares of the Company may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Company to pay any distribution upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Company.

     SECTION 8. REPURCHASE OF SHARES ON OPEN MARKET. The Company may purchase its shares on the open market and invest its assets in its own shares, provided that in each case the consent of the board of directors shall have been obtained.

                                 ARTICLE VII
                        INDEMNIFICATION AND INSURANCE
        **Paragraphs 1 and 2 of Section 1 amended and restated as of
                              March 31, 1998**

     SECTION 1. INDEMNIFICATION. The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of the Maryland Law, to indemnify and pay or reimburse reasonable expenses to any Director, the Advisor or its Affiliates and may so indemnify and reimburse the reasonable expenses of any officer, employee or agent of the Company (each an "Indemnified Party") provided, that: (i) the Indemnified Party determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of performing services on the part of the Company;
(iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or wilful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

     The Company shall not indemnify any Director, officer, employee, agent or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering their request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or the Amended Articles of the Company inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 2. INDEMNIFICATION INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company, or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the provisions of this Article VII. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.


                                  ARTICLE VIII
                                      SEAL

     SECTION 1. SEAL. The board of directors may authorize the adoption of a seal by the Company. The seal shall have inscribed thereon the name of the Company and the year of its organization. The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

     SECTION 2. AFFIXING SEAL. Whenever the Company is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Company.

                                   ARTICLE IX
                                   AMENDMENTS

     Unless otherwise provided in the Articles of Incorporation of the Company, these Bylaws may be altered, amended or repealed and new Bylaws, not inconsistent with the Articles of Incorporation of the Company or the laws of the State of Maryland or other applicable law, may be adopted at any properly constituted meeting of the Board of Directors by a majority vote of the Directors present at the meeting, except that in the case of a matter which requires greater than a majority vote of the Directors, any amendment with respect to such matter must be approved by a vote of Directors equal to or greater than the number of votes required under these Bylaws to effectuate the matter in question;

provided, further, that no Bylaw adopted by the Stockholders may be altered, amended or repealed by the Board of Directors if these Bylaws so restrict alteration, amendment or repeal of these Bylaws adopted by action of the Stockholders.

                                  ARTICLE X
                                  DISSOLUTION

     The affirmative vote of a majority of the holders of all of the votes entitled to be cast on the matter must approve the dissolution of the Company and the discontinuance of the operations of the Company.

                            UNANIMOUS CONSENT OF THE
                              BOARD OF DIRECTORS OF
                         INLAND REAL ESTATE CORPORATION
                             a Maryland corporation

         The undersigned, being all of the directors of Inland Real Estate Corporation (the "Company"), acting pursuant to the applicable provisions of the laws of the State of Maryland and also acting pursuant to provisions of the Company's Amended and Restated Bylaws (the "Bylaws") and the Company's Second Articles of Amendment and Restatement, as amended (the "Articles") do hereby, in lieu of a special meeting of directors, consent to the following:


         WHEREAS, the Company has amended its Articles to permit the Company to indemnify its officers, employees and agents to the fullest extent permitted by Maryland statutory or decisional law;

         WHEREAS, the Company desires to amend its Bylaws to reflect the same.

         THEREFORE, BE IT RESOLVED, that Paragraphs One and Two of Section 1 of
Article VII of the Bylaws of this Company are hereby deleted in their entirety and replaced in their entirety by the following:

         The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland Law, to indemnify and pay or reimburse reasonable expenses to any Director, the Advisor or its Affiliates and may so indemnify and reimburse the reasonable expenses of any officer, employee or agent of the Company (each an "Indemnified Party") provided, that: (i) the Indemnified Party determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or wilful misconduct; and
         (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

                  The Company shall not indemnify any Director, officer, employee, agent or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering their request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

         This consent may be executed in one or more counterparts, all of which together shall constitute one and the same consent. This consent shall be filed with the minutes of the Company.

Dated as of March 30, 1998

                                         /s/ Robert D. Parks
                                        ----------------------------------------
                                           Robert D. Parks

                                        /s/ G. Joseph Cosenza
                                        ----------------------------------------
                                          G. Joseph Cosenza

                                         /s/ Joel G. Herter
                                        ----------------------------------------
                                           Joel G. Herter

                                         /s/ Heidi N. Lawton
                                        ----------------------------------------
                                           Heidi N. Lawton

                                        /s/ Roland W. Burris
                                        ----------------------------------------
                                          Roland W. Burris

                                        Being all of the Directors of Inland
                                        Real Estate Corporation